As filed with the Securities and Exchange Commission on March 17, 1994
                                                  Registration No. 33-_____

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        Under
                             THE SECURITIES ACT OF 1933

                                   USG CORPORATION
               (Exact name of registrant as specified in its charter)

             DELAWARE                                         36-3329400
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

125 SOUTH FRANKLIN STREET, CHICAGO, ILLINOIS                     60606
Address of principal executive offices)                        (Zip Code)

                   MANAGEMENT PERFORMANCE PLAN OF USG CORPORATION
                              (Full title of the plan)

             DEAN H. GOOSSEN                               Telephone number,
           CORPORATE SECRETARY                           including area code,
             USG CORPORATION                             of agent for service:
        125 SOUTH FRANKLIN STREET
        CHICAGO, ILLINOIS  60606                            (312) 606-4000
 (Name and address of agent for service)

                                     CALCULATION OF REGISTRATION FEE
                                            Proposed     Proposed
                                            maximum      maximum
                                            offering     aggregate    Amount of
Title of securities      Amount to be        price       offering   registration
 to be registered         registered     per share<F1>   price<F1>       fee

Common Stock,
$0.10 par value ....   2,788,350 shares<F2>  $29.75      $82,953,413    $28,605

<F1>    Estimated solely for the purpose of calculating the
        registration fee and based on the average of the high and low prices of a share of Common Stock, $0.10 par value, of the registrant on the New York
        Stock Exchange composite tape on March 10, 1994.

<F2>    There is also registered hereunder an equal number
        of Preferred Share Purchase Rights, which initially will be attached to and transferable only with the Common Stock, $0.10 par value.












                                       PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.   Incorporation of Documents by Reference

                    The following documents are incorporated by reference in the registration statement:

                    (a) The previously filed registration statement, File No. 33-22930, on Form S-8 covering Common Stock and accompanying Preferred Share Purchase Rights offered pursuant to the 1988 Management Performance Plan of USG Corporation.

                    (b) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to
          Section 13(a) of the Securities Act of 1934.

                    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Item 8.   Exhibits

                    The following are filed as exhibits to this registration statement:

          4(d)(i)    First Amendment to Management Performance Plan of
                     USG Corporation, incorporated by reference to Exhibit
	                    10 (aq) to Amendment No. 1 to registrant's Registration
                     Statement No. 33-51845 on Form S-1.

          4(e)      Form of Nonqualified Stock Option, incorporated by reference
		                  to Exhibit 10 (as) to Amendment No. 1 to registrant's
                    Registration Statement No. 33-51845 on Form S-1.

          5         Opinion (including consent) of McDermott,
                    Will & Emery, special counsel with respect to the Management Performance Plan of USG
                    Corporation.

          23 Consent of Arthur Andersen & Co., independent public accountants.

          24        Power of Attorney dated February 9, 1994.


          Item 9.   Undertakings

                    The registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Incorporation or Bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking applies both to this Registration Statement and the registrant's registration statement on Form S-8, File No. 33-22930, heretofore filed with the Securities and Exchange Commission.

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 17, 1994.

                                        USG CORPORATION


                                        By:    /s/ Dean H. Goossen
                                              Dean H. Goossen
                                            Corporate Secretary

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Eugue B. Connolly                     March 17, 1994
EUGENE B. CONNOLLY
Chairman of the Board,
Chief Executive Officer and
Director (Principal Executive Officer)


/s/ Richard H. Fleming                    March 17, 1994
RICHARD H. FLEMING
Vice President and
Chief Financial Officer
(Principal
Financial Officer)


/s/ Raymond T. Belz                       March 17, 1994
RAYMOND T. BELZ
Vice President and
Controller
(Principal Accounting Officer)


ROBERT L. BARNETT, KEITH A. BROWN     )    By:  /s/ Dean H. Goossen
W.H. CLARK, JAMES C. COTTING,         )         Dean H. Goossen
LAWRENCE M. CRUTCHER, WADE            )         attorney-in-fact
FETZER III, DAVID W. FOX,             )         Pursuant to Power of Attorney
PHILIP C. JACKSON, JR.,               )         (Exhibit 24 hereto)
MARVIN E. LESSER, ALAN G.             )         March 17, 1994
TURNER, BARRY L. ZUBROW               )

                                EXHIBIT INDEX



                                                              Sequential
           Exhibit No.               Description                 Page

             4(d)(i)     First Amendment to Management             --
                         Performance Plan of USG Corporation,
                         incorporated by reference to Exhibit
                         10 (aq) to Amendment No. 1 to
                         registrant's Registration Statement
                         No. 33-51845 on Form S-1.

             4(e)        Form of Nonqualified Stock Option,        --
                         incorporated by reference to
                         Exhibit 10 (as) to Amendment No. 1
                         to registrant's Registration Statement
                         No. 33-51845 on Form S-1.

                5        Opinion (including consent) of
                         McDermott, Will & Emery, special
                         counsel with respect to the
                         Management Performance Plan of USG
                         Corporation.

                23       Consent of Arthur Andersen & Co.,
                         independent public accountants.

                24       Power of Attorney dated
                         February 9, 1994.

                                                                  EXHIBIT 5


                          McDERMOTT, WILL & EMERY


                                     March 17, 1994





          USG Corporation
          125 South Franklin Street
          Chicago, Illinois 60606-4678

               Re: 2,788,350 Shares of Common Stock ($.10 par value) and 2,788,350 Preferred Share Purchase Rights in connection with the Management Performance Plan of USG Corporation (the "Plan")

          Ladies and Gentlemen:

                    We have acted as counsel for USG Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,788,350 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), which may be issued pursuant to the Plan and 2,788,350 Preferred Share Purchase Rights which currently are attached to, and trade with, the Common Stock.

                    We have examined or considered:

                    1. A copy of the Company's Restated Certificate of Incorporation.

                    2.  The By-Laws of the Company.

                    3. Confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

                    4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

                    5. Copies of the Plan and all amendments thereto to date.

                    In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

                    The Plan was amended effective as of November 15, 1993.

                    We are of the opinion that:














                    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) All legal and corporate proceedings necessary for the issuance of the shares of Common Stock pursuant to the Plan have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plan, and the Preferred Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

                    We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                        Very truly yours,



                                        McDermott, Will & Emery

          LMK/aep












































                                                               EXHIBIT 23




                               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1994, included in USG Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.





                                             ARTHUR ANDERSEN & CO.


          Chicago, Illinois,
          March 15, 1994.










































                                                                 EXHIBIT 24
                                    POWER OF ATTORNEY


               WHEREAS, the Board of Directors of USG Corporation (the "Corporation") has approved the filing of a Registration Statement on Form S-8 relating to shares of the Corporation's common stock issuable in connection with grant awards under the Corporation's Management Performance Plan (the "Registration Statement");

               NOW, THEREFORE:

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene B. Connolly, Arthur G. Leisten and Dean H. Goossen and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               This power of attorney has been signed as of February 9, 1994 by the following persons.





          /s/ Eugene C. Connolly                   /s/ David W. Fox
          Eugene B. Connolly                       David W. Fox
          Chairman of the Board,                   Director
          Chief Executive Officer,
          and Director



          /s/ Anthony J. Falvo, Jr.                /s/ Philip C. Jackson, Jr.
          Anthony J. Falvo, Jr.                    Philip C. Jackson, Jr.
          Vice Chairman and                        Director
          Director



          /s/ Robert L. Barnett                    /s/ Marvin E. Lesser
          Robert L. Barnett                        Marvin E. Lesser













          Director                                 Director



          /s/ Keith A. Brown
          Keith A. Brown                           John B. Schwemm
          Director                                 Director



          /s/ W. H. Clark
          W. H. Clark                              Judith A. Sprieser
          Director                                 Director



          /s/ James C. Cotting                     /s/ Alan G. Turner
          James C. Cotting                         Alan G. Turner
          Director                                 Director



          /s/ Lawrence M. Crutcher                 /s/ Barry L. Zubrow
          Lawrence M. Crutcher                     Barry L. Zubrow
          Director                                 Director



          /s/ Wade Fetzer III
          Wade Fetzer III
          Director